Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES THIRD QUARTER
FISCAL 2016 EARNINGS OF $1.3 MILLION

•	Completed acquisition of CBS Financial Corporation

•	Acquisition core system conversion completed July 15, 2016

•	Year over year quarterly increase of $3.9 million in net interest income

•	Basic and diluted EPS of $0.09 for the quarter

•	Bankcard and deposit fee quarterly income grew year over year by $431,000, or 16.1%

•	Nonperforming assets at 0.46% of total assets at June 30, 2016

West Point, Georgia, July 29, 2016 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $1.3 million for the quarter ended June 30, 2016, or $0.09 per basic and diluted share, respectively, compared with net income of $1.9 million, or $0.12 per basic and diluted share, for the quarter ended June 30, 2015. Net income for the current year quarter decreased 32.2% over the prior year quarter due in part to $3.5 million of costs incurred related to the acquisition of CBS Financial Corporation ("CBS"), which was completed on April 15, 2016, as well as write-downs of $325,000 on assets available for sale, partially offset by a $3.9 million increase in net interest income. Additional merger-related costs are expected to be incurred as full conversion and integration of Community Bank of the South into CharterBank has been completed as of July 2016.
Net income for the nine months ended June 30, 2016, was $8.1 million, or $0.56 and $0.53 per basic and diluted share, respectively, compared with net income of $5.0 million, or $0.32 and $0.30 per basic and diluted share, respectively, for the nine months ended June 30, 2015. The year over year increase was partially attributable to $3.6 million of nonrecurring recoveries on loans that were previously covered by loss share agreements with the FDIC.
Quarterly Operating Results
Quarterly earnings for the third quarter of fiscal 2016 compared with the third quarter of fiscal 2015 were positively impacted by the following items:

•	Loan interest income increased $3.6 million, or 39.8%, while loan interest income excluding accretion and amortization of loss share receivable increased $3.8 million, or 50.3%.

•
Net interest margin was 3.97% for the quarter ended June 30, 2016, compared with 3.62% for the same quarter of fiscal 2015, while net interest margin excluding accretion and amortization of loss share receivable was 3.53% for the quarter ended June 30, 2016, compared with 3.21% for the same quarter of fiscal 2015.

•	Deposit and bankcard fee income increased by a combined $431,000, or 16.1%.

Exhibit 99.1

•	Interest expense on FHLB borrowings decreased $75,000, or 13.8%, due to a maturing advance being extended at a substantially lower rate.

•	Nonrecurring income of $259,000 on bank owned life insurance.
The above increases to net income were more than offset by the following items:

•	Approximately $3.5 million of costs related to the CBS merger, consisting primarily of severance payments, occupancy expense, and legal and professional fees.

•	Write-downs of $325,000 on assets available for sale.
Chairman and CEO Robert L. Johnson said, “We are pleased with the results of our third fiscal quarter, our first following the acquisition of CBS. We continued to deliver strong earnings in spite of substantial one-time expenses related to the acquisition. With the systems conversion of CBS completed in July and our new Buckhead branch set to open in early Fall, we believe we will begin to capitalize on our market extension into the attractive North Atlanta market.”
Financial Condition
The Company's total assets increased $400.8 million to $1.4 billion at June 30, 2016, from $1.0 billion at September 30, 2015. Net loans increased $279.0 million, or 39.0%, to $993.8 million at June 30, 2016, from $714.8 million at September 30, 2015. These increases were largely attributable to the completion of the acquisition of CBS, which brought in $376.5 million of total assets and $300.9 million of loans, respectively.
Mr. Johnson continued, “The addition of the approximately $300 million in loans and deposits acquired in the CBS acquisition provides additional leverage to our capital and brings us closer to our earning targets.”
Total deposits were $1.2 billion at June 30, 2016, compared with $738.9 million at September 30, 2015. The increase was due in part to the acquisition of CBS, which added $334.0 million of deposits to the Company's portfolio, as well as a continued increase in the Company's legacy deposits, which grew $73.6 million during the nine months ended June 30, 2016. Overall, transaction and money market accounts increased $144.8 million and $120.0 million, respectively, at June 30, 2016.
Total stockholders' equity decreased to $199.8 million at June 30, 2016, compared to $204.9 million at September 30, 2015, due primarily to $13.2 million of share repurchases during fiscal 2016, offset by $8.1 million of net income during the same period. Book value per share increased to $13.29 at June 30, 2016, from $12.79 per share at September 30, 2015, due to the effects of the company's stock repurchases. Tangible book value per share decreased to $11.11 at June 30, 2016, compared to $12.48 at September 30, 2015, due to $25.7 million of goodwill generated by the purchase of CBS, partially offset by stock repurchases during fiscal 2016 and the associated reduced share count at June 30, 2016.
Net Interest Income and Net Interest Margin
Net interest income increased to $12.1 million for the quarter ended June 30, 2016, compared with $8.1 million for the quarter ended June 30, 2015. Interest income increased $4.3 million due to a $3.8 million increase in loan interest income, excluding accretion and amortization of loss share receivable, combined with a $393,000 increase in net purchase discount accretion and amortization of loss share receivable. Quarter over quarter, total interest expense increased $334,000 to $1.6 million for the quarter ended June 30, 2016, largely due to increased balances of higher-costing deposits from CBS. Net interest margin was 3.97% for the three months ended June 30, 2016, compared to 3.62% for the same period in 2015. The Company's net interest margin, excluding the effects of purchase accounting, increased to 3.53% for the quarter ended June 30, 2016, compared with 3.21% for the quarter ended June 30, 2015.
Net interest income for the nine months ended June 30, 2016, increased $6.4 million, or 27.0%, to $30.0 million, compared to $23.6 million for the prior year period. Interest income increased $6.6 million primarily due to an increase of $4.0 million, or 15.0%, in loan interest income to $30.9 million. Loan interest income, excluding accretion and amortization of loss share receivable, increased $5.2 million, while net purchase discount accretion and amortization of loss share receivable increased $1.3 million during the nine months ended June 30, 2016.
Under purchase accounting rules, the Company currently expects to realize remaining loan discount accretion of $853,000 over the next five quarters related to its acquisitions of McIntosh Community Bank and the First National Bank of Florida, pursuant to its previous entry into loss share agreements with the FDIC, and $3.4 million on the CBS acquisition over the life of the loans acquired.
Provision for Loan Losses
The Company recorded a $100,000 negative provision for loan losses in the three and nine months ended June 30, 2016, due to the continued positive credit quality trends of the loan portfolio, as well as a continued build-up of reserves due to net recoveries

Exhibit 99.1

of previously charged-off loans. No provision was recorded in the three and nine months ended June 30, 2015.
Noninterest Income and Expense
Noninterest income for the quarter ended June 30, 2016, increased $887,000 to $4.7 million, compared with $3.8 million for the prior year period. The increase was due to a $431,000 increase in bankcard fee and other deposit fee income along with a $167,000 increase in gain on sale of loans and servicing released loan fees, as well as nonrecurring income of $259,000 in bank owned life insurance in other noninterest income.
Noninterest expense for the quarter ended June 30, 2016, increased $6.0 million to $15.1 million, compared with the same period in fiscal 2015, primarily due to $3.5 million in merger expenses related to the CBS acquisition, as well as write-downs of $325,000 on assets available for sale and a $73,000 lease-cancellation charge.
Noninterest income for the nine months ended June 30, 2016, increased $5.2 million to $16.0 million, compared with $10.8 million for the prior year period. The improvement was due to a $1.1 million increase in bankcard fee and other deposit fee income along with $3.6 million in nonrecurring recoveries on loans that were previously covered by loss share agreements with the FDIC.
Noninterest expense for the nine months ended June 30, 2016, increased $7.2 million to $34.0 million, compared with the same period in fiscal 2015, attributable to $4.0 million of merger-related costs in the current year period, along with unrelated increases in salaries and employee benefits and legal and professional fees.
Asset Quality
Asset quality remained strong with nonperforming assets at 0.46% of total assets and the allowance for loan losses at 1.00% of total loans and 300.10% of nonperforming loans at June 30, 2016. Not included in the allowance is $3.4 million in yield and credit discounts on the CBS acquired loans. The allowance for loan losses was 1.37% of legacy loans. The Company recorded net loan recoveries of $367,000 and $729,000 in its allowance for loan losses for the three and nine months ended June 30, 2016, respectively, compared with net loan recoveries of $24,000 and charge-offs of $38,000 for the same periods in fiscal 2015.
Capital Management
During the quarter ended June 30, 2016, the Company repurchased 9,639 shares of its common stock for approximately $121,000, or $12.53 per share. Beginning with the first quarter of fiscal 2014 through the third quarter of fiscal 2016, the Company repurchased a combined 8.1 million shares, or 35.6%, of the Company's common stock at an amount of $91.9 million, which approximates tangible book value.
The Company completed the acquisition of CBS for a total purchase price of $55.9 million during the quarter.
Mr. Johnson concluded, “Our strategy of increasing capital and operating leverage has improved shareholder value, and our stock repurchases over the last 11 quarters have returned capital to our shareholders. With our stock now trading above book value, we will focus our efforts on leveraging our expense structure through organic growth and possible acquisitive growth, improving our noninterest income and realizing the anticipated growth in earnings as a result of our Atlanta expansion.”
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “intend,” “focused on,” “estimated,” “working on,” “continue to,” “seek,” and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an

Exhibit 99.1

increase in borrowing to fund loans and investments; the changing exposure to credit risk; the inability to identify suitable future acquisition targets; the potential inability to promptly and effectively integrate the businesses of CharterBank and Community Bank of the South and effectively manage the new businesses and lending teams; the inability to properly leverage the expansion into the North Atlanta market; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	June 30, 2016	September 30, 2015 (1)
Assets
Cash and amounts due from depository institutions	$27,254,886	$9,921,822
Interest-earning deposits in other financial institutions	78,852,621	20,421,403
Cash and cash equivalents	106,107,507	30,343,225
Loans held for sale, fair value of $3,863,387 and $1,444,042	3,770,556	1,406,902
Certificates of deposit held at other financial institutions	19,969,470	—
Investment securities available for sale	169,736,987	184,404,089
Federal Home Loan Bank stock	3,361,800	3,515,600
Restricted securities, at cost	279,000	—
Loans receivable	1,005,154,835	725,673,178
Unamortized loan origination fees, net	(1,251,261)	(1,423,456)
Allowance for loan losses	(10,117,763)	(9,488,512)
Loans receivable, net	993,785,811	714,761,210
Other real estate owned	3,180,502	3,410,538
Accrued interest and dividends receivable	3,410,176	2,668,406
Premises and equipment, net	28,282,764	19,660,012
Goodwill	29,989,946	4,325,282
Other intangible assets, net of amortization	2,797,381	157,226
Cash surrender value of life insurance	48,936,378	48,423,510
Deferred income taxes	5,399,464	5,674,095
Other assets	8,843,203	8,329,239
Total assets	$1,427,850,945	$1,027,079,334
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,155,245,321	$738,855,076
Federal Home Loan Bank advances	50,000,000	62,000,000
Floating rate junior subordinated debt	6,553,274	—
Advance payments by borrowers for taxes and insurance	1,925,582	1,745,753
Other liabilities	14,326,890	19,547,895
Total liabilities	1,228,051,067	822,148,724
Stockholders’ equity:
Common stock, $0.01 par value; 15,031,076 shares issued and outstanding at June 30, 2016 and 16,027,654 shares issued and outstanding at September 30, 2015	150,311	160,277
Preferred stock, $0.01 par value; 50,000,000 shares authorized at June 30, 2016 and September 30, 2015	—	—
Additional paid-in capital	83,370,080	95,355,054
Unearned compensation – ESOP	(5,106,169)	(5,551,193)
Retained earnings	120,248,463	114,362,386
Accumulated other comprehensive income	1,137,193	604,086
Total stockholders’ equity	199,799,878	204,930,610
Total liabilities and stockholders’ equity	$1,427,850,945	$1,027,079,334
__________________________________

(1)	Financial information at September 30, 2015 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Interest income:
Loans receivable	$12,563,466	$8,988,725	$30,868,429	$26,832,782
Taxable investment securities	922,435	911,572	2,803,482	2,720,800
Nontaxable investment securities	6,702	—	6,702	12,417
Federal Home Loan Bank stock	38,416	35,316	113,493	109,001
Interest-earning deposits in other financial institutions	46,374	25,611	112,812	85,459
Certificates of deposit held at other financial institutions	54,452	—	54,452	—
Restricted securities	2,503	—	2,503	—
Amortization of FDIC loss share receivable	—	(596,691)	—	(2,387,205)
Total interest income	13,634,348	9,364,533	33,961,873	27,373,254
Interest expense:
Deposits	977,520	672,525	2,335,171	2,063,898
Borrowings	470,219	545,368	1,568,470	1,725,750
Floating rate junior subordinated debt	103,771	—	103,771	—
Total interest expense	1,551,510	1,217,893	4,007,412	3,789,648
Net interest income	12,082,838	8,146,640	29,954,461	23,583,606
Provision for loan losses	(100,000)	—	(100,000)	—
Net interest income after provision for loan losses	12,182,838	8,146,640	30,054,461	23,583,606
Noninterest income:
Service charges on deposit accounts	1,810,166	1,663,324	5,182,869	4,758,276
Bankcard fees	1,299,988	1,015,719	3,634,995	2,956,880
Gain (loss) on investment securities available for sale	12,920	—	48,885	(27,209)
Bank owned life insurance	327,304	321,102	892,828	924,817
Gain on sale of loans and loan servicing release fees	602,178	435,055	1,309,784	1,153,636
Brokerage commissions	163,912	210,563	452,057	567,349
Recoveries on acquired loans previously covered under FDIC loss share agreements	—	—	3,625,000	—
FDIC receivable for loss sharing agreements accretion	—	19,711	—	94,230
Other	486,462	150,933	899,955	405,086
Total noninterest income	4,702,930	3,816,407	16,046,373	10,833,065
Noninterest expenses:
Salaries and employee benefits	8,470,498	5,034,540	19,020,827	15,126,581
Occupancy	3,220,260	1,926,645	7,353,044	5,640,356
Legal and professional	793,489	352,116	1,851,892	978,025
Marketing	468,354	305,991	1,081,515	938,461
Federal insurance premiums and other regulatory fees	185,333	189,089	619,213	564,535
Net (benefit) cost of operations of real estate owned	(75,897)	(29,675)	(25,732)	54,573
Furniture and equipment	301,137	229,105	630,859	603,306
Postage, office supplies and printing	236,704	222,151	592,086	686,783
Core deposit intangible amortization expense	172,706	64,009	257,845	206,405
Other	1,291,259	756,546	2,663,095	2,050,328
Total noninterest expenses	15,063,843	9,050,517	34,044,644	26,849,353
Income before income taxes	1,821,925	2,912,530	12,056,190	7,567,318
Income tax expense	526,690	1,000,796	4,003,588	2,547,849
Net income	$1,295,235	$1,911,734	$8,052,602	$5,019,469
Basic net income per share	$0.09	$0.12	$0.56	$0.32
Diluted net income per share	$0.09	$0.12	$0.53	$0.30
Weighted average number of common shares outstanding	14,184,675	15,559,917	14,433,345	15,858,186
Weighted average number of common and potential common shares outstanding	14,841,814	16,210,424	15,090,484	16,508,693

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	6/30/2016	3/31/2016	12/31/2015	9/30/2015 (1)	6/30/2015	6/30/2016	6/30/2015

Consolidated balance sheet data:
Total assets	$1,427,851	$1,051,281	$1,004,880	$1,027,079	$1,004,936	$1,427,851	$1,004,936
Cash and cash equivalents	106,108	79,331	51,881	30,343	39,951	106,108	39,951
Loans receivable, net	993,786	701,399	679,870	714,761	672,830	993,786	672,830
Other real estate owned	3,181	2,711	3,165	3,411	3,290	3,181	3,290
Securities available for sale	169,737	172,197	175,988	184,404	189,791	169,737	189,791
Transaction accounts	472,123	353,834	331,570	327,373	328,961	472,123	328,961
Total deposits	1,155,245	791,692	744,234	738,855	734,238	1,155,245	734,238
Borrowings	56,553	50,000	50,000	62,000	50,000	56,553	50,000
Total stockholders’ equity	199,800	198,031	198,368	204,931	208,919	199,800	208,919

Consolidated earnings summary:
Interest income	$13,635	$9,888	$10,439	$10,519	$9,365	$33,962	$27,373
Interest expense	1,552	1,237	1,218	1,223	1,218	4,008	3,789
Net interest income	12,083	8,651	9,221	9,296	8,147	29,954	23,584
Provision for loan losses	(100)	—	—	—	—	(100)	—
Net interest income after provision for loan losses	12,183	8,651	9,221	9,296	8,147	30,054	23,584
Noninterest income	4,703	4,513	6,831	1,496	3,816	16,046	10,833
Noninterest expense	15,064	9,903	9,079	9,982	9,050	34,043	26,850
Income tax expense	527	1,118	2,359	257	1,001	4,004	2,548
Net income	$1,295	$2,143	$4,614	$553	$1,912	$8,053	$5,019

Per share data:
Earnings per share – basic	$0.09	$0.15	$0.31	$0.04	$0.12	$0.56	$0.32
Earnings per share – fully diluted	$0.09	$0.14	$0.30	$0.04	$0.12	$0.53	$0.30
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.15	$0.15

Weighted average basic shares	14,185	14,225	14,886	15,300	15,560	14,433	15,858
Weighted average diluted shares	14,842	14,910	15,545	15,982	16,210	15,090	16,509
Total shares outstanding	15,031	15,026	15,229	16,028	16,404	15,031	16,404

Book value per share	$13.29	$13.18	$13.03	$12.79	$12.74	$13.29	$12.74
Tangible book value per share	$11.11	$12.89	$12.73	$12.48	$12.44	$11.11	$12.44
__________________________________

(1)	Financial information at and for the year ended September 30, 2015 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015

Loans receivable:
1-4 family residential real estate	$234,346	$190,180	$182,297	$188,044	$182,290	$234,346	$182,290
Commercial real estate	586,082	392,946	396,023	416,576	394,417	586,082	394,417
Commercial	64,700	43,741	39,836	37,444	31,847	64,700	31,847
Real estate construction	104,389	72,323	61,816	77,217	70,189	104,389	70,189
Consumer and other	15,638	13,205	10,715	6,392	4,924	15,638	4,924
Total loans receivable (1)	$1,005,155	$712,395	$690,687	$725,673	$683,667	$1,005,155	$683,667

Allowance for loan losses:
Balance at beginning of period	$9,850	$9,695	$9,489	$9,433	$9,409	$9,489	$9,471
Charge-offs	(7)	(205)	(15)	(263)	(54)	(227)	(266)
Recoveries	375	360	221	319	78	956	228
Provision	(100)	—	—	—	—	(100)	—
Balance at end of period	$10,118	$9,850	$9,695	$9,489	$9,433	$10,118	$9,433

Nonperforming assets: (2)
Nonaccrual loans	$3,371	$2,098	$2,463	$4,114	$4,310	$3,371	$4,310
Loans delinquent 90 days or greater and still accruing	—	52	14	14	—	—	—
Total nonperforming loans	3,371	2,150	2,477	4,128	4,310	3,371	4,310
Other real estate owned (3)	3,181	2,711	3,165	3,411	3,290	3,181	3,290
Total nonperforming assets	$6,552	$4,861	$5,642	$7,539	$7,600	$6,552	$7,600

Troubled debt restructuring:
Troubled debt restructurings - accruing	$4,999	$7,267	$7,265	$6,046	$6,105	$4,999	$6,105
Troubled debt restructurings - nonaccrual	1,716	332	317	1,607	1,790	1,716	1,790
Total troubled debt restructurings	$6,715	$7,599	$7,582	$7,653	$7,895	$6,715	$7,895
__________________________________

(1)
Included in the loan balances are loans that were previously covered under loss share agreements with the FDIC in the amount of $46.8 million and $50.0 million at September 30, 2015, and June 30, 2015, respectively.

(2)
Loans being accounted for under purchase accounting rules which have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table.

(3)
Included in the balances is OREO that was previously covered under loss share agreements with the FDIC in the amount of $2.4 million and $3.3 million at September 30, 2015 and June 30, 2015, respectively.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015

Return on equity (annualized)	2.61%	4.32%	8.97%	1.06%	3.62%	5.34%	3.13%
Return on assets (annualized)	0.38%	0.83%	1.83%	0.22%	0.76%	0.95%	0.67%
Net interest margin (annualized)	3.97%	3.72%	4.03%	4.05%	3.62%	3.91%	3.54%
Net interest margin, excluding the effects of purchase accounting (1)	3.53%	3.36%	3.51%	3.37%	3.21%	3.47%	3.22%
Bank tier 1 leverage ratio (2)	11.32%	17.13%	17.19%	16.04%	16.70%	11.32%	16.70%
Bank total risk-based capital ratio	14.99%	22.98%	23.23%	21.71%	22.88%	14.99%	22.88%
Effective tax rate	28.91%	34.28%	33.83%	31.78%	34.36%	33.21%	33.67%
Yield on loans	5.20%	5.03%	5.33%	5.40%	5.02%	5.19%	5.04%
Cost of deposits	0.43%	0.42%	0.42%	0.42%	0.43%	0.42%	0.45%

Asset quality ratios: (3)
Allowance for loan losses as a % of total loans (4)	1.00%	1.38%	1.40%	1.30%	1.33%	1.00%	1.33%
Allowance for loan losses as a % of nonperforming loans	300.10%	458.13%	391.42%	229.85%	196.86%	300.10%	196.86%
Nonperforming assets as a % of total loans and OREO	0.65%	0.68%	0.81%	1.04%	0.82%	0.65%	0.82%
Nonperforming assets as a % of total assets	0.46%	0.46%	0.56%	0.73%	0.55%	0.46%	0.55%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.15)%	(0.09)%	(0.12)%	(0.15)%	(0.01)%	(0.12)%	—%
__________________________________

(1)
Net interest income excluding accretion and amortization of acquired loans divided by average net interest earning assets excluding average loan accretable discounts in the amount of $4.7 million, $2.0 million, $3.1 million, $3.8 million, and $3.9 million for the quarters ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, respectively.

(2)	During the quarter ended June 30, 2016, a downstream of capital was made between the holding company and the bank in the amount of $6.1 million as part of the Company's acquisition of CBS.

(3)
Due to the early termination of the FDIC loss share agreements in the fourth quarter of fiscal 2015, ratios for the three and nine months ended June 30, 2016 and the three months ended March 31, 2016, December 31, 2015 and September 30, 2015 include all previously covered assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition. Ratios for periods prior to September 30, 2015, represent non-covered data only.

(4)
Accounting requirements for the third quarter 2016 acquisition of CBS have affected the comparability of the allowance for loan losses as a percentage of loans. Excluding former CBS loans totaling $264.7 million at June 30, 2016, which were recorded at acquisition date fair value, the allowance approximated 1.37% of all other loans at June 30, 2016.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	6/30/2016			6/30/2015
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$54,423	$47	0.35%	$44,748	$26	0.23%
Certificates of deposit held at other financial institutions	19,404	54	1.12	—	—	—
FHLB common stock and other equity securities	3,442	38	4.46	3,006	35	4.70
Taxable investment securities	172,065	922	2.14	183,498	911	1.99
Nontaxable investment securities (1)	2,409	7	1.11	—	—	—
Restricted securities	236	3	4.24	—	—	—
Loans receivable (1)(2)(3)(4)	966,375	11,285	4.67	668,329	7,508	4.49
Accretion and amortization of acquired loan discounts (5)		1,278	0.53		885	0.53
Total interest-earning assets	1,218,354	13,634	4.48	899,581	9,365	4.16
Total noninterest-earning assets	145,454			103,728
Total assets	$1,363,808			$1,003,309
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$229,650	$72	0.12%	$175,641	$53	0.12%
Bank rewarded checking	50,188	25	0.20	49,743	25	0.20
Savings accounts	61,364	9	0.06	50,409	2	0.02
Money market deposit accounts	228,316	178	0.31	123,392	62	0.20
Certificate of deposit accounts	349,773	694	0.79	231,077	531	0.92
Total interest-bearing deposits	919,291	978	0.43	630,262	673	0.43
Borrowed funds	53,101	470	3.54	50,000	545	4.36
Floating rate junior subordinated debt	5,516	104	7.53	—	—	—
Total interest-bearing liabilities	977,908	1,552	0.63	680,262	1,218	0.72
Noninterest-bearing deposits	171,913			99,138
Other noninterest-bearing liabilities	15,390			12,417
Total noninterest-bearing liabilities	187,303			111,555
Total liabilities	1,165,211			791,817
Total stockholders' equity	198,597			211,492
Total liabilities and stockholders' equity	$1,363,808			$1,003,309
Net interest income		$12,082			$8,147
Net interest earning assets (6)		$240,446			$219,319
Net interest rate spread (7)			3.85%			3.44%
Net interest margin (8)			3.97%			3.62%
Net interest margin, excluding the effects of purchase accounting (9)			3.53%			3.21%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.59%			132.24%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $4.7 million and $3.9 million for the quarters ended June 30, 2016 and June 30, 2015, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	6/30/2016			6/30/2015
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$41,580	$113	0.36%	$50,140	$85	0.23%
Certificates of deposit held at other financial institutions	6,444	54	1.13	—	—	—
FHLB common stock and other equity securities	3,175	113	4.77	3,276	109	4.44
Taxable investment securities	175,776	2,803	2.13	182,891	2,721	1.98
Nontaxable investment securities (1)	800	7	1.12	3,995	12	0.41
Restricted securities	78	3	4.28	—	—	—
Loans receivable (1)(2)(3)(4)	792,607	27,588	4.64	647,306	22,422	4.62
Accretion and amortization of acquired loan discounts (5)		3,280	0.55		2,024	0.41
Total interest-earning assets	1,020,460	33,961	4.44	887,608	27,373	4.11
Total noninterest-earning assets	112,802			107,218
Total assets	$1,133,262			$994,826
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$196,187	$182	0.12%	$169,518	$157	0.12%
Bank rewarded checking	48,577	73	0.20	48,730	77	0.21
Savings accounts	54,871	16	0.04	49,270	7	0.02
Money market deposit accounts	167,194	342	0.27	124,565	196	0.21
Certificate of deposit accounts	271,776	1,722	0.84	226,293	1,627	0.96
Total interest-bearing deposits	738,605	2,335	0.42	618,376	2,064	0.45
Borrowed funds	51,577	1,568	4.05	53,077	1,725	4.33
Floating rate junior subordinated debt	1,833	104	7.55	—	—	—
Total interest-bearing liabilities	792,015	4,007	0.67	671,453	3,789	0.75
Noninterest-bearing deposits	127,130			97,598
Other noninterest-bearing liabilities	13,172			11,807
Total noninterest-bearing liabilities	140,302			109,405
Total liabilities	932,317			780,858
Total stockholders' equity	200,945			213,968
Total liabilities and stockholders' equity	$1,133,262			$994,826
Net interest income		$29,954			$23,584
Net interest earning assets (6)		$228,445			$216,155
Net interest rate spread (7)			3.77%			3.36%
Net interest margin (8)			3.91%			3.54%
Net interest margin, excluding the effects of purchase accounting (9)			3.47%			3.22%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.84%			132.19%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $3.2 million and $4.8 million for the nine months ended June 30, 2016 and June 30, 2015, respectively.

(10)	Annualized.